Exhibit 23.1
             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


January 19, 2005


U.S. Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2 Registration Statement of our report dated April 13, 2003 with respect to the financial statements of GameZnFlix, Inc., formerly known as Point Group
Holdings, Inc., as of December 31, 2002 and for the year then ended.

Sincerely,


/s/  Beckstead and Watts, LLP
Beckstead and Watts, LLP